UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

September 30, 2007

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

151 East Columbine Avenue

Santa Ana, California 92707

(Address of Principal Executive Offices)

(714) 241-4411

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Pro-Dex, Inc. (the “Company”) entered into a lease agreement on September 30, 2007, (dated for reference purposes September 24, 2007), with PS Business Parks L.P. (the Lease).  The Lease is for approximately 7,482 square feet of office and industrial space located at NW Greenbrier Parkway, Beaverton, Oregon 97006.  The original term of the lease is 76 months, commencing November 1, 2007.  The monthly base rental rate is $6,060.00 per month, with a 3% annual increase in monthly base rent beginning at $182.00 per month, plus initial common area expenses estimated to be approximately $2,244.60 per month.  The Company has an option to extend the Lease for an additional 5 years.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2007                                      PRO-DEX, INC.

By:       /s/  MARK MURPHY

Mark Murphy

Chief Executive Officer